EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

PNC CPAS
CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Express-1 Expedited Solutions, Inc.
Saint Joseph, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-166986) and Form S-3 (No. 333-112899)  of our report dated March 25, 2011, relating to the consolidated financial statements of Express-1 Expedited Solutions, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
March 25, 2011